4 Hillman Drive, Suite 130
Chadds Ford, PA 19317
(610) 459-2405 www.i-trax.com

I-trax Contact:	PR Contact:
Janice MacKenzie	Karen Higgins
I-trax, Inc.	Sagefrog Marketing
(610) 459-2405 x109	(610) 831-5723
jlmackenzie@i-trax.com	karenh@sagefrog.com

FOR IMMEDIATE RELEASE

I-TRAX ANNOUNCES THIRD QUARTER RESULTS
Net Income of $2.4 Million on Record Revenue of $28.8 Million

CHADDS FORD, PA, November 3, 2005 -- I-trax, Inc. (Amex: DMX), an integrated provider of health and productivity management, today reported financial results for the third quarter ended September 30, 2005.

Third Quarter Results

For the quarter ended September 30, 2005, I-trax reported net income of $2.4 million, or $.06 per share, compared to a net loss of $(0.8) million, or $(.06) per share, reported in last year’s third quarter. Third quarter net revenue was $28.8 million, up $4.7 million, or 19.4%, from the $24.1 million reported in last year’s third quarter. Of the increase in net income, $1.5 million resulted from adjustments in loss contract and restructuring-related accruals established in the second quarter of 2005. Excluding such adjustments, the company earned adjusted net income of $0.9 million. I-trax had a total of 185 facilities in operation on September 30, 2005, compared to 183 on June 30, 2005 and 168 on September 30, 2004.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the quarter was $3.1 million, versus $0.7 million for the comparable quarter of 2004. The third quarter operating profit was $2.3 million, compared with an operating loss of $(0.5) million in the same period last year. Excluding loss contract and restructuring-related accrual adjustments, third quarter EBITDA was $1.6 million and operating profit was $0.8 million.

Loss Contract and Restructuring Expense Adjustments

During the three months ended June 30, 2005, the company accrued $2.1 million in loss contract expenses related to unprofitable long-term contracts for stand-alone health management services. During the third quarter and subsequent to September 30, 2005, the company reached agreements with customers to terminate or phase out these loss contracts by July 2006, resulting in a reduction in the estimated loss contract accrual of $1.5 million and recognition of previously deferred revenue of $0.2 million. In addition, actual third quarter restructuring expenses were less than estimated at the time of the restructuring, resulting in a reduction in the restructuring expense accrual of $0.1 million.

Commenting on these results, Frank A. Martin, chairman, stated, “We are extremely pleased with our third quarter results. We achieved record revenue again this quarter, growing by over 19% on a year over year basis. We reached agreements with several clients to terminate or phase out unprofitable contracts at an expense less than one-third of what it would have cost the company to fulfill these contracts through their original term. We

I-trax, Inc.
November 3, 2005

achieved EBITDA, excluding restructuring-related activities, of $1.6 million. Cash from operations was $2.0 million.

“We are achieving the positive results we expected from our restructuring. We have a stable, growing core business and a superb platform for our integrated health and productivity services model.”

Cash Flow and Balance Sheet

Cash provided by operations during the third quarter was $2.0 million and $0.1 million for the first nine months of 2005. Cash and cash equivalents increased during the first nine months by $0.3 million, reflecting cash from financing activities of $2.1 million (primarily use of the company’s credit facility) and cash used for investment activities of $1.9 million. Investments were mainly for plant, property and equipment, as well as for capitalized software development costs subsequently impaired in the second quarter restructuring. On September 30, 2005, I-trax had cash of $4.1 million and debt of $10.2 million, compared with $3.8 million and $8.3 million, respectively, at the end of 2004.

Outlook

The company had previously indicated that it expected EBITDA for 2005 to be $2.6 million excluding the impact of the second quarter restructuring expenses and other accruals. The company now expects the comparable figure to be $3.5 million. Run-rate EBITDA for the second half of 2005 is now expected to be $4.0 to $4.5 million compared to the previously indicated $3.4 million.

Conference Call

I-trax will host a conference call at 10:00 a.m. ESDT today. During the call, Frank A. Martin, chairman, R. Dixon Thayer, chief executive officer, Dr. Raymond J. Fabius, president and chief medical officer, and David R. Bock, chief financial officer, will discuss the company’s financial results. The telephone number for the conference call is (877) 236-1078. Investors may also listen to the conference call on I-trax’s web site www.i-trax.com by selecting the conference link on the Investor Information page.

Investors may access an encore recording of the conference call by calling (888) 203-1112, Conference Passcode: 2079941. The encore recording will be available two hours after the conference call concludes. Investors may also access a recording of this call on I-trax’s web site.

Non-GAAP Financial Measures
The company makes use of non-GAAP financial measures. Adjusted net income/(loss) (net income excluding restructuring- related activities) and EBITDA (earnings before interest, taxes, depreciation and amortization) are not recognized terms under generally accepted accounting principles, or GAAP, and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. The company believes EBITDA is a useful operating performance indicator. A reconciliation of adjusted net income/(loss), EBITDA and EBITDA, excluding restructuring-related activities to net income/(loss), appears at the end of this release.

About I-trax
I-trax is a leading provider of integrated workplace health and productivity management solutions. Serving nearly 100 clients at over 180 locations nationwide, I-trax offers on-site health centers, which deliver primary care, acute care corporate health, occupational health and pharmacy care management services as well as integrated disease management, wellness and disability management programs. I-trax provides a comprehensive solution utilizing telephonic and e-health tools to enhance the trusted relationship established by our clinicians at the worksite. I-trax is focused on making the workplace safe, helping companies achieve employer of choice status, reducing costs while improving the quality of care received and the productivity of the workforce. For more information, visit www.i-trax.com.

I-trax, Inc.
November 3, 2005

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: demand for the company’s products and services and the company’s ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; and the company’s ability to renew and maintain contracts with existing customers under existing terms. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

Attached: Balance sheet, quarterly and year-to-date income statements, reconciliations of non-GAAP financial measures and pro forma year-to-date income statement.

I-trax, Inc. and Subsidiaries
Consolidated Balance Sheets
September 30, 2005 and December 31, 2004
(in thousands)

	(unaudited)
	September 30, 2005	December 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$4,102	$3,805
Accounts receivable, net	19,018	13,959
Other current assets	3,390	3,176
Total current assets	26,510	20,940

Property, Plant and equipment, net	3,740	6,719
Intangible assets, net	72,617	84,432
Other assets	41	61

Total Assets	$102,908	$112,152

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$7,734	$6,118
Other accruals and liabilities	19,775	14,796
Total current liabilities	27,509	20,914

Other long term liabilities	14,109	19,475
Total Liabilities	41,618	40,389

Shareholders' equity
Preferred stock $0.001 par value, 2,000,000 shares authorized, 1,027,038 and 1,200,000 issued and outstanding, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized, 30,716,890 and 24,796,671 shares issued and outstanding, respectively	30	25
Paid in capital	134,742	130,399
Retained earnings	(73,483)	(58,662)
Total shareholders' equity	61,290	71,763

Total liabilities and shareholders' equity	$102,908	$112,152

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share data)

	Three months ended September 30		Nine months ended September 30
	2005	2004	2005	2004

Net revenue	$28,824	$24,136	$84,528	$49,968

Costs and expenses:
Operating expenses	21,736	18,816	64,742	38,631
Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	(1,453)	-	663	-
Restructuring expenses	(56)	-	783	-
General & administrative expenses	5,519	4,670	17,363	11,342
Depreciation and amortization	772	1,097	2,740	2,889
Total Costs and expenses	26,518	24,583	98,761	52,862

Operating profit/(loss)	2,306	(447)	(14,233)	(2,894)

Interest	95	124	400	900
Amortization of financing costs	57	13	182	60
Other	-	-	-	350
Income/(loss) before provision for income taxes	2,154	(584)	(14,815)	(4,204)

(Benefit from)/provision for income taxes	(253)	251	6	251

Net income/(loss)	2,407	(835)	(14,821)	(4,455)

Less preferred stock dividend	(518)	(605)	(1,561)	(1,282)

Less deemed dividends applicable to preferred stockholders	-	-	-	(15,820)

Net income/(loss) attributable to common stockholders	1,889	(1,440)	(16,382)	(21,557)

Weighted Average Shares
Basic	30,716,890	24,730,933	29,138,509	21,613,701
Diluted	41,244,259	24,730,933	29,138,509	21,613,701

Earnings/(loss) per common share, basic
Basic	$0.06	$(0.06)	$(0.56)	$(1.00)
Diluted	$0.05	$(0.06)	$(0.56)	$(1.00)

Reconciliation of net income/(loss) to EBITDA

Net income/(loss)	$2,407	$(835)	$(14,821)	$(4,455)
Add: Depreciation and amortization	829	1,110	2,922	2,949
Add: (Benefit from)/provision for income taxes	(253)	251	6	251
Add: Interest	95	124	400	900
EBITDA	$3,078	$650	$(11,493)	$(355)

Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	(1,453)	-	663	-
Restructuring expenses	(56)	-	783	-
EBITDA, excluding restructuing-related activities	$1,569	$650	$2,423	$(355)

Reconciliation of net income/(loss)
to adjusted income/(loss)

Net income/(loss)	$2,407	$(835)	$(14,821)	$(4,455)
Impairment of long-lived assets	-	-	12,470	-
Provision for loss contracts	(1,453)	-	663	-
Restructuring expenses	(56)	-	783	-
Net income, excluding restructuring-related activities	$898	$(835)	$(905)	$(4,455)

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30
Pro Forma (Unaudited)
(in thousands, except share data)

	2005		2004

Net revenue	$84,528		$73,322

Costs and expenses:
Operating expenses	64,742		56,658
Impairment of long-lived assets	12,470		-
Provision for loss contracts	663		-
Restructuring Expenses	783		-
General & administrative expenses	17,363		14,404	(1)
Depreciation and amortization	2,740		3,712	(2)
Total Costs and expenses	98,761		74,774

Operating loss	(14,233)		(1,452)

Interest	400		1,051	(3)
Amortization of financing costs	182		60
Other	-		350
Loss before provision for income taxes	(14,815)		(2,913)

Provision for income taxes	6		251

Net loss	(14,821)		(3,164)

Weighted Average Shares	29,138,509		24,470,844

Loss per common share, basic and diluted	$(0.51)	(4)	$(0.13)	(4)

Reconciliation of operating loss to EBITDA

Net loss	$(14,821)		$(3,164)
Add: Depreciation and amortization	2,922		3,772
Add: Provision for income taxes	6		251
Add: Interest	400		1,051
EBITDA	$(11,493)		$1,910

(1) Includes pro forma adjustment to exclude $2,770 for transaction costs expensed in the period
(2) Includes pro forma adjustment to include $435 for amortization of CHD Meridian intangibles
(3) Includes pro forma adjustment to include $180 for interest on credit facility used to fund a portion of the acquisition of CHD Meridian
(4) Excludes preferred divdidends of $1,561 and $1,800, respectively